Exhibit 10.19


                         ACCOMMODATION PLEDGE AGREEMENT


     THIS ACCOMMODATION PLEDGE AGREEMENT (this "Agreement") is entered into effective the ___ day of _______________, 2001, by and among SMART CHIP TECHNOLOGIES, LLC, a Nevada limited liability company ("Pledgor"), and those certain holders of up to $1,500,000 in aggregate principal amount of Limited Recourse Convertible Promissory Notes (the "Notes"), as more particularly set forth on Appendix A hereto (collectively, the "Secured Parties").

                                   WITNESSETH:

     WHEREAS, Pledgor has entered into that certain Technology License and Membership Purchase Agreement of even date herewith pursuant to which Pledgor has obtained rights as licensee to certain intellectual properties and related tangible and intangible property from SCHIMATIC Cash Transactions Network.com, Inc. ("Schimatic") in consideration of the issuance of units of membership interest in Pledgor and certain other covenants and agreements, including the covenant to grant the security interest evidenced by this Agreement as additional security for the full and timely performance by Schimatic of its obligations under the Notes;

     WHEREAS, Pledgor has entered into that certain Technology License and Membership Purchase Agreement of even date herewith pursuant to which Pledgor has obtained rights as licensee to certain intellectual properties and related tangible and intangible property from IC One, Inc. in consideration of the issuance of units of membership interest in Pledgor and certain other covenants and agreements; and

     WHEREAS, Pledgor wishes to secure the payment of the indebtedness evidenced by the Notes and any promissory note taken in renewal, exchange or substitution thereof or therefor, including interest on all of the foregoing and all costs of collecting the same, and Pledgor's obligations and liabilities under this Agreement (together with the Notes and this Agreement, the "Documents") however created, arising or evidenced, whether direct or indirect, primary or secondary, absolute or contingent, joint or several, or now or hereafter existing, or due or to become due (all of the obligations and liabilities described in the preceding clauses being herein collectively called the "Liabilities");

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and of the direct and indirect benefits to be received by Pledgor as a result of the foregoing, the parties hereto agree as follows:

     1. Grant of Security Interest. As collateral security for the due and punctual performance and payment of all the Liabilities, Pledgor hereby grants to Secured Parties a continuing security interest in all of Pledgor's "Available Cash," which for purposes hereof shall mean all cash funds of Pledgor on hand from time to time (excluding cash funds obtained as contributions to the capital of Pledgor by its members, loans to Pledgor, net proceeds from "Capital Transactions" (as defined below), and cash funds obtained from "Terminating
Transactions" (as defined below"), after payment of all operating and general and administrative expenses of Pledgor, provision for payment of all outstanding and unpaid current obligations (including interest payments) of Pledgor as of such time, and provision for an adequate working capital reserve as determined by Pledgor's managers to be reasonably necessary for operations of the business of Pledgor and Capital Transactions expected in the foreseeable future, all as

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Pledgor's  managers may from time to time determine in accordance with Pledgor's
operating   agreement  (the   "Collateral").   For  purposes  hereof,   "Capital
Transaction" shall mean a transaction (a) pursuant to which Pledgor borrows funds, (b) pursuant to which part of the assets of Pledgor are sold, condemned, exchanged, abandoned or otherwise disposed of, (c) pursuant to which Pledgor purchases or otherwise acquires assets, (d) pursuant to which insurance proceeds or other damages are recovered by Pledgor in respect of a capital asset of Pledgor (and not for such items as business interruption or similar items), or
(e) that, in accordance with generally accepted accounting principles, is otherwise considered capital in nature. "Terminating Transaction" shall mean a sale, condemnation, exchange or other disposition, whether by foreclosure, abandonment or otherwise, of all or substantially all of the then-remaining assets of Pledgor that is entered into in connection with the dissolution, termination and winding-up of Pledgor or that will result in the dissolution of Pledgor.

     2.  Representations  and Warranties of Pledgor. As an inducement to Secured
Parties to enter into this Agreement and to consummate the transactions contemplated hereby, Pledgor represents, covenants and warrants to Secured Parties and agrees as follows:

          (a) Pledgor is a limited liability company duly organized, validly existing and in good standing under the laws of Nevada and has the power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification, except to the extent the failure to so qualify would not materially and adversely affect the business, operations, properties, assets or condition of Pledgor.

          (b) Pledgor has taken all action required by law, its articles of organization, its operating agreement, or otherwise to authorize the execution and delivery of the Documents and the consummation of the transactions herein contemplated. Pledgor has full power and authority to execute, deliver and perform all of the Documents. This Agreement is the legal, valid and binding agreement of Pledgor, enforceable between the parties in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other laws affecting enforcement of creditors' rights generally and by general principles of equity. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not violate any provision of Pledgor's articles of organization or operating agreement or violate, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default, an Event of Default, or an event creating rights of acceleration, termination, cancellation or a loss of rights under, or result in the creation or imposition of any encumbrance upon, any of the Collateral, under any other material note, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which Pledgor or any of the Collateral is subject or by which Pledgor is bound.

          (c) Pledgor has made no other or prior pledges of the Collateral. No Uniform Commercial Code financing statement covering any of the Collateral is on file in any public office other than the security interest created by this Agreement. All information with respect to the Collateral set forth in any schedule, certificate or other writing at any time heretofore or hereafter furnished by Pledgor to Secured Parties, and all other written

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     information  heretofore  or  hereafter  furnished  by  Pledgor  to  Secured
     Parties, are and will be true and correct as of the date furnished.

     3. Certificates, Schedules and Reports. Within 20 business days, Pledgor will deliver to Secured Parties such additional schedules and such certificates and reports with respect to all or any of the Collateral subject to the security interest hereunder as Secured Parties may reasonably request. Any such schedule, certificate or report shall be executed by a duly authorized officer of Pledgor and shall be in such form and detail as Secured Parties may specify.

     4. Agreements of Pledgor. Pledgor covenants and agrees that, until the satisfaction of all of its obligations under the terms of this Agreement and the Documents, it will:

          (a) within 10 business days after request of Secured Parties, execute and deliver to Secured Parties such Uniform Commercial Code financing statements and other documents (and pay the cost of filing or recording the same or this Agreement in all public offices deemed necessary or appropriate by Secured Parties) and do such other acts and things, all as Secured Parties may from time to time request, to establish and maintain a valid, perfected security interest in the Collateral to secure the performance and payment of the Liabilities;

          (b) within 20 business days after Secured Parties' request therefor, furnish Secured Parties such information concerning Pledgor and the Collateral as Secured Parties may from time to time reasonably request;

          (c) within 20 business days after Secured Parties' request therefor, permit Secured Parties and their designees to inspect, audit and make copies of and extracts from all records and all other papers in the possession of Pledgor that pertain to the Collateral and, within 20 business days after request of Secured Parties, deliver to Secured Parties all of such records and papers that pertain to the Collateral;

          (d) without the prior written consent of Secured Parties, not sell, lease, assign, create or permit to exist any encumbrance on any Collateral to or in favor of anyone other than Secured Parties or as set forth herein;

          (e) comply with all laws, rules and regulations relating to, and promptly pay when due all license fees, registration fees, taxes, assessments and other charges that may be levied upon or assessed against, the ownership, operation, possession, maintenance or use of its equipment and other goods (as applicable) and will not relinquish or terminate any rights, qualifications, licenses or permits that would materially and adversely affect its financial condition or business; provided, however, that Pledgor shall not be required to comply with any such law, rule or regulation, or to pay any such fee, tax, assessment or other charge, the validity of which is being contested by Pledgor in good faith by appropriate proceedings, so long as forfeiture of any part of its equipment or other goods will not result from the failure of Pledgor to comply with any such law, rule or regulation, or to pay any such fee, tax, assessment or other charge, during the period of such contest; and

          (f) use its best efforts consistent with prudent business practices to preserve and maintain its business and keep its business organization

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     intact; to preserve its goodwill; to pay its obligations as they mature; to retain its employees; and to retain its relationships with customers.

     5. Payment of Expenses. At their option, Secured Parties may discharge taxes, liens, security interests or other encumbrances on the Collateral.

     6. Default.

          (a) An Event of Default shall be deemed to have occurred upon the happening of any of the following events or conditions:

               (i) the failure or refusal of Schimatic to pay principal of or interest on the Notes when the same become due in accordance with the terms thereof and such failure or refusal is not cured within 10 calendar days after Schimatic and Pledgor have notice thereof;

               (ii) the failure or refusal of Schimatic or Pledgor punctually and properly to perform, observe and comply with any other covenant or agreement contained in this Agreement or the Documents, and such failure or refusal is not cured or remedied within 30 days after Pledgor has written notice thereof;

               (iii) either Schimatic or Pledgor shall (1) become insolvent, (2) fail to pay its debts generally as they become due, (3) voluntarily seek, consent to or acquiesce in the benefit or benefits of any Debtor Relief Law (defined hereinafter), or (4) become a party to (or be made the subject of) any proceeding provided for by any Debtor Relief Law, other than as a creditor or claimant, that could suspend or otherwise adversely affect the Rights (defined hereinafter) of Secured Parties granted herein (unless, in the event such proceeding is involuntary, the petition instituting same is dismissed within 60 days of the filing of same). "Debtor Relief Law" means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments or similar Laws from time to time in effect affecting the Rights of creditors generally. "Rights" means rights, remedies, powers and privileges. "Laws" means all applicable statutes, laws, ordinances, regulations, orders, writs, injunctions or decrees of any state, commonwealth, nation, territory, possession, county, parish, municipality or Tribunal. "Tribunal" means any court or governmental department, commission, board, bureau, agency or instrumentality of the United States or of any state, commonwealth, nation, territory, possession, county, parish or municipality, whether now or hereafter constituted and/or existing;

               (iv) the failure to have discharged within a period of 30 days after the commencement thereof any attachment, sequestration or similar proceeding against the Collateral or any of the assets of Pledgor or Schimatic, or the loss, theft or destruction of or occurrence of substantial damage to a material part of the assets of Pledgor or Schimatic, except to the extent adequately covered by insurance; or

               (iv) the occurrence of an "event of default" under the Notes.


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          (b) If any one or more of the Events of Default  specified above shall have happened, the holders of the Notes may, at their option, (i) declare the entire unpaid principal and accrued interest on the Notes to be immediately due and payable, (ii) reduce any claim to judgment, (iii) execute and foreclose all liens and security interests securing payment thereof or any part thereof, and/or (iv) proceed to protect and enforce their rights either by suit in equity and/or by action of law, or by other appropriate proceedings, whether for the specific performance of any covenant or agreement contained in the Notes, or in aid of the exercise granted by the Notes, of any right, or to enforce any other legal or equitable right or remedy of the holders of the Notes.

          (c) In the Event of Default hereunder and the exercise of their remedies or otherwise, the remedies of the Secured Parties shall be limited to execution on the Collateral. The Secured Parties shall not seek and shall not be entitled to obtain a deficiency or personal judgment against the Company in the event that the proceeds from the Collateral shall be insufficient to satisfy the Liabilities.

     7. Action by Secured Parties. Any action required or permitted to be taken by the Secured Parties shall be deemed to have been taken if evidenced by instruments of substantially like tenor signed by the registered holders of a majority in principal amount of the Notes outstanding.

     8.       Miscellaneous Provisions.

          (a) The parties shall execute and deliver all documents or instruments, provide all information, and take or forebear from all such action as may be necessary or appropriate to achieve the purposes of this Agreement.

          (b) Any notice, demand, request or other communication under this Agreement shall be in writing and shall be deemed to have been given on the date of service if personally served or by facsimile transmission (if receipt is confirmed by the facsimile operator of the recipient), or on the following day if delivered by overnight courier service, or on the third day after mailing if mailed by certified mail, return receipt requested, addressed as follows:

               (i) If to Secured Parties, to the names, addresses and telecopy numbers set forth on the attached Appendix A;

               (ii)     If to Pledgor, to:     Smart Chip Technologies, LLC
                                               740 East 3900 South, Second Floor
                                               Salt Lake City, UT  84107
                                               Telecopy No.:  (801) 685-7677

     or such other addresses and facsimile numbers as shall be furnished in writing by any party in the manner for giving notices hereunder.

          (c) No delay on the part of Secured Parties in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Secured Parties of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.


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

          (d) This Agreement, together with the other Documents, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto. No amendment to, modification or waiver of, or consent with respect to, any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed and delivered by Secured Parties, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          (e) Section captions used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

          (f) This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement and any signed counterpart shall be deemed signed and delivered if it is delivered by the party signing it to any other party hereto by electronic facsimile transmission.

          (g) This Agreement has been delivered at Salt Lake City, Utah, and shall be construed in accordance with and governed by the laws of the state of Utah, excluding principles of choice or conflicts of law. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. Any action or proceeding brought to enforce this Agreement shall be instituted in Salt Lake County, Utah, if brought in a Utah state court, or in the District of Utah, Central Division, if brought in a federal court.

          (h) This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, successors, legal representatives and assigns; provided that, this provision shall not be construed as permitting assignment, substitution, delegation or other transfer of rights or obligations, except strictly in accordance with the provisions of this Agreement.

          (i) Neither the rights nor the duties of a party under this Agreement may be assigned or delegated by either party, in whole or in part, without the prior written consent of the other party.

          (j) At the option of Secured Parties, this Agreement or a carbon, photographic or other reproduction of this Agreement or of any Uniform Commercial Code financing statement covering the Collateral or any portion thereof, shall be sufficient as a Uniform Commercial Code financing statement and may be filed as such.

          (k) In the event that any party institutes and prevails in any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the defaulting or breaching party or parties shall reimburse the nonbreaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.


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         IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.

                                           PLEDGOR:

                                           SMART CHIP TECHNOLOGIES, LLC


                                        By
                                           -------------------------------------
                                           James C. Williams, President

                    COUNTERPART SECURED PARTY SIGNATURE PAGE

         The undersigned, the payee of a promissory note evidencing $________ in principal amount of the obligations up to $1,500,000 in aggregate principal amount of Limited Recourse Convertible Promissory Notes, hereby joins in the above Accommodation Pledge Agreement as a Secured Party.

         DATED this ____ day of ________________________, 2001.



                                                          Signature



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                                   APPENDIX A

                                 SECURED PARTIES


 Name                 Address and Telecopy No.                    Note Principal